Exhibit 99.1

22nd Century Eliminates $5.2 Million of Debt in Above-Market Equity Transaction

Improves Balance Sheet, Eliminates Future Omnia Interest Expense and Increases Shareholder Equity

MOCKSVILLE, N.C., April 30, 2024 — 22nd Century Group, Inc. (Nasdaq: XXII), a tobacco products company focused on nicotine harm reduction, today announced that it has entered into a binding letter of agreement to redeem $5.2 million in outstanding principal and interest associated with the Omnia subordinated note and outstanding warrants.

The agreement will exchange consideration of approximately $248,000 in cash, 1.15 million shares of common stock priced at $2.14 per share, and 1.15 million shares of pre-funded warrants priced at $2.14 per share as consideration of the debt. Additionally, the Company will issue to Omnia 460,000 warrants, with a term of five-years and an exercise price of $2.14 per share.

Said Larry Firestone, Chairman and CEO: “Paying Omnia at maturity with equity greatly improves our balance sheet, preserves cash for growing our operating business and significantly increases shareholder equity. This transaction also reduces our monthly interest expense and adds to the progress made on increasing sales and margin while reducing operating costs. This is a key milestone toward reaching our goal of being cash positive in the first quarter of 2025.”

“We would like to thank Omnia for working with us to achieve such a positive result and welcome them as a significant new shareholder to 22nd Century Group,” added Firestone.

The details of the Company’s transactions can be found in an 8-K filed with the Securities and Exchange Commission on April 30, 2024. The transaction stipulates that Omnia may not own more than 19.99% of the common stock outstanding.

The shares of common stock, the pre-funded warrants, the newly issued warrants and shares issuable upon conversion are being issued in a private placement and were exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof as a transaction not involving a public offering and/or Rule 506 of Regulation D promulgated thereunder. The Company has agreed to file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) providing for the resale by Omnia of the shares issued and issuable upon exercise of the warrants within five business days of the agreement.

This press release shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About 22nd Century Group, Inc.

22nd Century Group, Inc. (Nasdaq: XXII) is an agricultural biotechnology company focused on tobacco harm reduction, reduced nicotine tobacco and improving health and wellness through plant science. With dozens of patents allowing it to control nicotine biosynthesis in the tobacco plant, the Company has developed proprietary reduced nicotine content (RNC) tobacco plants and cigarettes, which have become the cornerstone of the FDA’s Comprehensive Plan to address the widespread death and disease caused by smoking. The Company received the first and only FDA Modified Risk Tobacco Product (MRTP) authorization for a combustible cigarette in December 2021. 22nd Century uses modern plant breeding technologies, including genetic engineering, gene-editing, and molecular breeding to deliver solutions for the life science and consumer products industries by creating new, proprietary plants with optimized alkaloid and flavonoid profiles as well as improved yields and valuable agronomic traits.

Learn more at xxiicentury.com, on Twitter, on LinkedIn, and on YouTube.

Learn more about VLN® at tryvln.com.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements, including but not limited to our full year business outlook. Forward-looking statements typically contain terms such as “anticipate,” “believe,” “consider,” “continue,” “could,” “estimate,” “expect,” “explore,” “foresee,” “goal,” “guidance,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “preliminary,” “probable,” “project,” “promising,” “seek,” “should,” “will,” “would,” and similar expressions. Forward-looking statements include, but are not limited to, statements regarding (i) our strategic alternatives and cost reduction initiatives, (ii) our expectations regarding regulatory enforcement, including our ability to receive an exemption from new regulations, (iii) our financial and operating performance and (iv) our expectations for our business interruption insurance claim. Actual results might differ materially from those explicit or implicit in forward-looking statements. Important factors that could cause actual results to differ materially are set forth in “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 28, 2024. All information provided in this release is as of the date hereof, and the Company assumes no obligation to and does not intend to update these forward-looking statements, except as required by law.

Investor Relations & Media Contact

Matt Kreps

Investor Relations

22nd Century Group

mkreps@xxiicentury.com

214-597-8200